Exhibit 10.20

FORM OF CONVERTIBLE NOTE

$ Amount	Date

FOR VALUE RECEIVED, Global Music International, Inc., a Florida corporation (hereinafter referred to as the “Maker”) promises to pay to the order of __________, an individual (hereinafter referred to as the “Payee”) the principal sum of  ___________ dollars ($____) payable pursuant to the terms of this Promissory Note (the “Note”).

TERMS

1.           This Note is issued as security for a debt owed by Maker to Payee and shall bear interest at an annual rate of ____percent ( __%).

2.           The term of the Note shall be for a period of  ____ (_) months from the date of execution hereof.

3.           Payee acknowledges that the Note may be called by Maker at any time, provided that Payee shall be entitled to receive one lump sum payment of the principal amount of the Note along with all accrued but unpaid interest as of the date the Note is called.

4.           Payee shall have the option to receive the principal and interest at the time Maker calls the Note or Payee has the irrevocable option to convert any or all of said payment of principal and interest towards the subscription of shares of Maker’s capital stock at one dollar ($1.00) per share.

IN WITNESS WHEREOF, the Maker has executed this instrument, effective as of the  ___day of  _______.

Signed, Sealed & Delivered In Our Presence	Global Music International, Inc.

_________________________	By:	/s/
James Fallacaro, President